(The Above Space for Recorder's Use Only)


         ASSIGNMENT AND ASSUMPTION OF LEASE AND GUARANTY

      THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND GUARANTY ("Assignment") is made and entered into this 22 day of November, 2005 by and among LAFAYETTE VILLAGE, L.L.C., a Virginia limited liability company ("Assignor") and AEI AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company ("Assignee").

                            RECITALS

      WHEREAS, Captec Ster Aurora, LLC, a Illinois limited liability company (collectively "Tenant") is the tenant under that certain lease, dated as of October 14, 1999 (as the same may have been modified, supplemented, amended or assigned, the "Lease"), between Duke-Weeks Realty Limited Partnership, an Indiana limited partnership ("Original Landlord") and Tenant and pursuant to which Lease, Tenant leases that certain premises described on Exhibit A attached hereto and incorporated herein by this reference, in Aurora, DuPage County, Illinois (the "Premises").

      WHEREAS,  Sterling  Jewelers Inc., a  Delaware  corporation
("Guarantor") has executed a Unconditional Guaranty of Lease dated October 8, 1999 (the "Guaranty");

     WHEREAS, a Memorandum of Lease was recorded on June 12, 2000 as Document R2000-087967, in the DuPage County Recorder's Office;

     WHEREAS,  Tenant  merged with Commercial Net  Lease  Realty,
Inc.,  a  Maryland corporation, and Commercial Net Lease  Realty,
Inc. is now Tenant under the Lease because of such merger.

     WHEREAS, Original Landlord conveyed the Premises to Assignor on March 27, 2003 in that certain Special Warranty Deed recorded on April 4, 2003 at R2003-127961, in the DuPage County Recorder's Office, and assigned the Lease to Assignor by that Assignment and Assumption of Lease dated March 27, 2003.

      WHEREAS, on the date hereof, Assignor is conveying the Premises to Assignee pursuant to the terms and conditions of that certain Agreement of Purchase and Sale Agreement dated as of September 21, 2005 between Assignor, as Seller, and Assignee, as Purchaser (as subsequently amended, collectively the "Purchase Agreement").

      WHEREAS, in connection with Assignor's conveyance of the Premises, Assignor desires to assign its right, title and interest in and to the Lease and the Guaranty to Assignee and Assignee desires to accept the assignment thereof and assume Assignor's right, title and interest in and to the Lease and the Guaranty.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as of the date hereof (the "Effective Date"), as follows:

     1. As of the Effective Date, Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Lease and the Guaranty.

     2. Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to be bound by and perform all of Assignor's obligations and liabilities to be performed and/or occurring under the Lease or the Guaranty on or after the Effective Date.

     3. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from any liability, loss, cost or expense arising out of a failure to perform the obligations of Landlord under the Lease accruing prior to the Effective Date. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from any liability, loss, cost or expense arising out of a failure to perform the obligations of Landlord under the Lease accruing from and after the Effective Date.

     4. Assignee hereby agrees that Assignor may, at Assignor's election and expense, proceed at law or equity to collect any delinquent rents accruing under the Lease prior to the Effective Date. Assignor hereby agrees that Assignee shall have no obligation to collect any rent due prior to the Effective Date under the Lease; provided, however, that in the event Assignee is paid rent from a tenant that has delinquent rent accruing prior to the Effective Date, and such payment is in excess of current rent due and payable under the Lease and any collection costs incurred by Assignee to collect such rents, then Assignee agrees to pay such excess amount to Assignor as soon as reasonably practicable after the date of receipt by Assignee. In the event that Assignor is paid any rents after the Effective Date, Assignor agrees to pay such to Assignee as soon as reasonably practicable after the date of receipt by Assignor.

     5. If any action is instituted by Assignor or Assignee for the purpose of enforcing or interpreting any provision of this Assignment, the prevailing party in such action shall be entitled to its reasonable attorneys' fees, costs and other expenses, provided, however, there shall be no prevailing party in a pretrial motion, voluntary dismissal, favorable settlement or otherwise, other than entry of a final judgment and such fees, costs and expenses may be recovered in the same action or in a separate proceeding.

     6. This Assignment shall be governed and construed in accordance with the laws of the State of Illinois.

     7. This Assignment shall be binding on the parties hereto and their respective successors and assigns.


     8. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment as of the date and year first above written.

          "ASSIGNOR"          LAFAYETTE VILLAGE, LLC,
                         a Virginia limited liability company

                         By:  /s/ Larry D Silver
                                  Larry D. Silver, Member/CEO


STATE OF Virginia        )
                         ) ss.
COUNTY Fredericksburg    )

The foregoing instrument was acknowledged before me this 28 day of October, 2005, by Larry D. Silver, Member/CEO, of LaFayette
Village, L.L.C., a Virginia limited liability company, on behalf of said company.

[Seal]                                 /s/ Joyce B Marsh
                              Print Name:  Joyce B Marsh
                              My Commission Expires: 10-31-05



          "ASSIGNEE"          AEI INCOME & GROWTH FUND 25 LLC,
                         a Delaware limited liability company


                         By:  AEI Fund Management XXI, Inc.,
                              a   Minnesota  corporation,   its
                              Managing Member

                         By:  /s/ Robert P Johnson

                           Name:  Robert P Johnson
                           Title:  President


STATE OF  MINNESOTA      )
                         ) ss.
COUNTY OF RAMSEY         )

The foregoing was acknowledged before me this ____ day of November, 2005, by Robert P Johnson, in his/her capacity as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the Managing Member of AEI Income & Growth Fund 25 LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its board of directors on behalf of the company.

[Seal]                                /s/ Jennifer L Schreiner
                              Print Name: Jennifer L Schreiner
                              My Commission Expires: 1-31-2010



                            EXHIBIT A

                       (Legal Description)



Parcel 1:

Lot 1 in Meridian Business Campus Phase 2 Unit 8, being a Subdivision in Section 16, Township 38 North, Range 9, East of the Third Principal Meridian, according to the Plat thereof recorded October 30, 1998 as Document R98-226549, in DuPage County, Illinois.

Parcel 2:

Easement for the benefit of Parcel 1 as created by Declaration of Covenants, Conditions and Restrictions recorded January 6, 1999 as Document R99-002872 made by MBC Partners, L.P. for access between adjoining lots and public highways as shown as 32' ingress and egress easement on the Plat recorded October 30, 1998 as Document R98-226549, in DuPage County, Illinois.

(Building and improvements excluded)

PIN 07-16-400-026

Common Address: 1016 North Route 59
                  Aurora, Illinois








                        NET GROUND LEASE


              DUKE WEEKS RALTY LIMITED PARTNERSHIP
                 An Indiana limited partnership

                           "LANDLORD"

                               and


                     CAPTEC STER AURORA LLC
              An Illinois limited liability company






                              Index
ARTICLE I -LEASE OF PREMISES
1
     Section 1.01   Basic Lease Provisions
     Section 1.02   Lease of Premises.
ARTICLE 2 -TERM, DELIVERY AND POSSESSION
     Section 2.01   Tenn.
     Section 2.02.  Option to Renew
     Section 2.03.  Landlord's Delivery Obligations
     Section 2.04.  Holding Over
     ARTICLE 3 -TENANT'S CONSTRUCTION WORK
     Section 3.01.  Inspection Period.
     Section 3.02.  Plan Approval Period.
     Section 3.03.  Construction 7
     Section 3.04.  Ownership of Improvements upon Lease
Tennination. :
ARTICLE 4 -RENT
     Section 4.01.  Minimum Annual Rent
     Section 4.02.  Late Charges.
     Section 4.03.  Partial Payment.
     Section 4.04.  Net Lease.
ARTICLE 5 -PAYMENT OF TAXES, ASSESSMENTS, ETC 10
     Section 5.01.  Tenant's Payment Obligations.
     Section 5.02.  Taxation Method.
     Section 5.03.  Payment Statement.
     Section 5.04.  Contesting Impositions.
ARTICLE 6- SURRENDER
     Section 6.01.  Condition of Leased Premises
     Section 6.02.  Repair Obligations.
     Section 6.03.  Abandonment.
     Section 6.04.  Survival.
ARTICLE 7 -INSURANCE
     Section 7.01.       Pre-construction and Construction
Requirements.
     Section 7.02.       Lease Tenn Requirements.
     Section 7.03.       Mortgagees
ARTICLE 8 -LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS
     Section 8.01.       Landlord's Rights.
     Section 8.02.       Mortgagees' Rights
ARTICLE 9- REPAIR AND MAINTENANCE OF THE LEASED PREMISES
     Section 9.01.       Tenant's Obligations
     Section 9.02.       Landlord's Non-responsibility.
ARTICLE 10- COMPLIANCE WITH LA WS, ORDINANCES, ETC
     Section 10.01.      Compliance with Applicable Laws and
Ordinances
     Section 10.02.      Compliance with Insurance Policies.
ARTICLE 11 DISCHARGE OF LIENS
     Section 11.01.      Liens Prohibited. ,
     Section 11.02.      Discharge of Liens.
ARTICLE 12 USE OF LEASED PREMISES
     Section 12.01.      Use Allowed.
     Section 12.02.      Uses Not Allowed.
     Section 12.03.      Exclusive Use.
ARTICLE 13 -UTILITIES
ARTICLE 14- AL TERA TIONS TO THE LEASED PREMISES
     Section 14.01.      Alterations.
     Section 14.02.      Tenant Requirements
ARTICLE 15 .LANDLORD'S ENTRY
     Section 15.01.      Inspection, Repairs, and Compliance
ARTICLE 16 -INDEMNIFICA TION
     Section 16.01.      Indemnification.
     Section 16.02.      Obligation to Defend
ARTICLE 17 CONDEMNATION AND CASUAL TY
     Section 17.01.      Award
     Section 17.02.      Termination of Lease
     Section 17.03.      Partial Taking.
     Section 17.04.      Repair Obligations.
ARTICLE 18 .ASSIGNMENT
     Section 18.01.      Landlord's Consent Required.
     Section 18.02.      Documentation.
ARTICLE 19 DEFAULT AND REMEDIES
     Section 19.01.      Events of Default
     Section 19.02.      Remedies.
ARTICLE 20. TRANSFERS BY LANDLORD
     Section 20.01.      Sale of the Leased Premises.
     Section 20.02.      Subordination and Estoppel Certificate.
     Section 20.03.      limitation of Landlord's liability.
ARTICLE 21- TENANT'S AND LANDLORD'S RESPONSIBILITY REGARDING
ENVIRONMENTAL
LAWS AND HAZARDOUS SUBSTANCES
     Section 21.01.      Environmental Definitions.
     Section 21.02.      Compliance.
     Section 21.03.      Restrictions on Tenant :
     Section 21.04.      Notices, Affidavits, Etc.
     Section 21.05.      Landlord's Rights
     Section 21.06.      Indemnification.
     Section 21.07.      Existing Conditions.
ARTICLE 22- MORTGAGE FINANCING
     Section 22.01.      Leasehold Mortgage
     Section 22.02.      Rights of Leasehold Mortgagee
     Section 22.03.      Tenant's Mortgage Obligations
ARTICLE 23 -MISCELLANEOUS
     Section 23.01.      Benefit of Landlord and Tenant.
     Section 23.02.      Governing Law.

      Section 23.03.     Guaranty.

     Section 23.04.      Examination of Lease.

     Section 23.05.      Indemnification for Leasing Commissions.

     Section 23.06.      Notices

     Section 23.07.      Partial Invalidity; Complete Agreement

     Section 23.08.      Financial Statements.

     Section 23.09.      Representations and Warranties.

     Section 23. 10.     Agency Disclosure.

     Section 23./1.      Memorandum of Lease.

     Section 23.12.      Security Deposit.

      Section 23. 13.    Development Common Areas.

     Section 23.14.      Quiet Enjoyment

     Section 23.15.      Easement for Ingress and Egress

     Section 23.16.      Costs and Attorneys' Fees.

     Section 23.17.      Cooperation

     Section 23.18.      Representations and Covenants of Landlord.


     Section 23.19.      Breach of Covenant by the Parties.

      Section 23.20.     Tenants Continuous Use Obligation.

     Section 23.21.      Force Majeure

     Section 23.22.      Tenant's Continuous Use Obligation.

Exhibits

Exhibit A:     Site Plan
Exhibit A-I :  Leased Premises Legal Description (to be attached after Lease execution)
 Exhibit B:    Initial Estoppel Certificate
Exhibit C:     Declaration
Exhibit D:     [Intentionally Omitted.]
Exhibit E:     Unconditional Guaranty of Lease
Exhibit F:     Tenants Prototypical Plans and Specifications


                        NET GROUND LEASE

     THIS NET GROUND LEASE ("Lease"), made this 14th day of October 1999, by and between DUKE- WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and CAPTEC STER AURORA LLC, an Illinois limited liability company ("Tenant").
                           WITNESSETH:


                 ARTICLE 1 -LEASE OF PREMISES --


SECTION 1.01. BASIC LEASE PROVISIONS.
The following constitute the "Basic Lease Provisions" of this
Lease:
A.    Development Name and Address: Meridian Shopping Center
                                    Northwest comer of Route 59
                                    and Meridian Pkwy.
                                    Aurora, IL 60504
B. Leased Premises: Certain real estate consisting of approximately 2.1 acres, as further described in Section
     1.02 below

C.   Lease Term: The Lease Term shall consist of the Preliminary
     Term, the Initial Term, and any Extension Terms pursuant to
     Section 2.02:

Preliminary Term:   The period commencing on the Lease
               Commencement Date and expiring on the Rental
               Commencement Date unless earlier terminated as provided in Section 3.01D;

Initial Term:  The period commencing on the Rental Commencement
               Date and expiring twenty (20) years and zero (0) months thereafter unless earlier terminated as provided herein;

C-l.      Options to Renew: Four (4) options to renew for periods
of five (5) years each;

D.   Minimum Annual Rent:
          Preliminary Term:           See Item E below;

          Initial Term:    Years 1-5      $120,000.00 per year;
                           Years 6-10     $132,000.00 per year;
                           Years 11-15    $145,200.00 per year;
                           Years 16-20    $159,720.00 per year;

         Extension Terms:  Years 21-25    $175,692.00 per year;
                           Years 26-30    $193,261.20 per year;
                           Years 31-35    $212,587.32 per year;
                           Years 36-40    $233,846.05 per year;

E.   Monthly Rental Installments:

     Preliminary Term:

     Lease Commencement Date to Rental Commencement Date: $0.00 per month;

     Initial Term:  Months 1-60         $10,000.00 per month;
                    Months 61-120       $11,000.00 per month;
                    Months 121-180      $12,100.00 per month;
                    Months 181-240      $13,310.00 per month;

  Extension Terms:  Months 241-300      $14,641.00 per month;
                    Months 301-360      $16,105.10 per month;
                    Months 361-420      $17,715.61 per month;
                    Months 421-470      $19,487.17 per month;

F .  LEASE COMMENCEMENT DATE:      The date on which the later of
the parties hereto executes this Lease;

G.   RENTAL COMMENCEMENT DATE: The date which is the earlier of
     (i) the initial opening of Tenant's business on the Leased
     Premises, or (ii) one hundred twenty (120) days after expiration of the Inspection Period, as hereinafter defined;

H.   SECURITY DEPOSIT: None;

I. BROKERS: Duke- Weeks Realty Limited Partnership representing Landlord and Allen R. Joffe, Baum Realty Group,
     Inc./Pacific Realty Partners representing Tenant;

J.   PERMITTED USE:      The construction of not more than two
     (2) retail buildings, which buildings shall not exceed 10,000 total square feet, for the retail sale of jewelry, diamonds, gold, silver, colored gemstones, watches, clocks, crystal, porcelain and gift items, and such other related items normally sold in other "Jared-The Galleria of Jewelry" stores, and, as incidental thereto, the repairs, handling, and/or the appraisal of the same, or any lawful retail use which does not conflict with any existing exclusive uses or the restrictions set forth in the declaration affecting the Leased Premises attached hereto and incorporated herein as Exhibit C ("Declarations"). Notwithstanding the foregoing, in no event shall the Leased Premises be used for the operation of a restaurant.


K.   ADDRESS FOR PAYMENTS AND NOTICES AS FOLLOWS:
     Landlord:      Duke-Weeks Realty Limited Partnership
                    Attn: Retail Property Management
                    4555 Lake Forest Drive, Suite 400
                    Cincinnati, OH 45242
With a Copy to:     Duke-Weeks Realty Limited Partnership
                    Attn: Legal Department
                    8888 Keystone Crossing, Suite 1200
                    Indianapolis, IN 46240
With Rental
Payments  to:       Duke-Weeks Realty Services Limited Partnership
                    P .0. Box 66259
                    Indianapolis, IN 46266
Tenant:             Captec Ster Aurora LLC
                    Attn: Gary Bruder, Senior Vice President
                    24 Frank Lloyd Wright Drive
                    Lobby L 4th Floor
                    P.O. Box 544
                    Ann Arbor, MI 48106-0544
With a Copy to:     Baker & Hostetler LLP
                    Attn: William L. Arnold, Esq.
                    3200 National City Center
                    1900 East North Street
                    Cleveland, OH 44114

                    Sterling Jewelers Inc.
                    Attn: Real Estate Department
                    375 Ghent Road
                    Akron, OH 44333

                    Turner, Brown & Knezevic PC
                    Attn: David A. Lum, E,sq. -
                    12th Floor National City'Bank Building 629
                    Euclid A venue
                    Cleveland, OH 44114

SECTION 1.02. LEASE OF PREMISES.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, certain real estate located in the City of Aurora,

DuPage County, lllinois, consisting of approximately 2.1 acres as designated on the "Site Plan" attached hereto as Exhibit A (the "Leased Premises"), the legal description of which is attached hereto as Exhibit A-l. The Leased Premises are part of Landlord's development commonly known as Meridian Shopping Center (the "Development").

            ARTICLE 2 .TERM. DELIVERY AND POSSESSION

Section 2.01. Term.

     The term of this Lease (the "Original Term") shall be the period of time specified in Section 1.01(C). The Rental Commencement Date and the "Expiration Date" shall be confirmed by Tenant in writing within thirty (30) days after the Rental Commencement Date by Tenant's execution of an Initial Estoppel Certificate in substantially the same form as that attached hereto as Exhibit B.

Section 2.02. Option to Renew

     Provided Tenant is not then in default beyond any applicable notice and cure period, Tenant shall have the option to extend the Term of this Lease for periods of five (5) years each ("Extension Term(s)") for up to four (4) Extension Terms if Tenant delivers to Landlord on or before the one hundred eightieth (180th) day prior to the expiration of the Initial Term or an .c Extension Term, as the case may be, notice of its election to extend this Lease. The terms and conditions for each Extension Term shall be the same terms and conditions contained in this Lease for the immediately preceding Term except that (A) this provision giving four (4) extension options shall be amended to reflect the remaining options to extend, if any, and (B) the Minimum Annual Rent shall be adjusted as set forth in Section 1.01(D). If Tenant does not properly exercise its right to extend this Lease, this Lease, as it may be amended from time to time, shall automatically terminate on the expiration of the then current Term or Extension Term.

Section 2.03. Landlord's Delivery Obligations.

     In the event Tenant does not terminate this Lease pursuant to Section 3.01(D), Landlord shall deliver the Leased Premises to Tenant upon expiration of the Inspection Period in as-is condition with all utilities as shown on the Survey (hereinafter defined) and with all access drives serving the Leased Premises as shown on the Site Plan fully constructed and open subject to the following:
     (i)  The Inspection Period.


     (ii)      The Notice of Objection (hereinafter defined).


     (iii) Any matters which would be disclosed by an accurate survey of the Leased Premises. .



                                   -4-


     (iv) Present and future zoning laws, ordinances, resolutions, and regulations of the City of Aurora, Illinois, and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state, or federal sovereigns now or hereafter having or acquiring jurisdiction of the Leased Premises and the use and improvement thereof.

     (v)   All taxes, assessments, water charges and sewer rents,
accrued   or   unaccrued,  fixed  or  not   fixed,   subject   to
apportionment as provided herein.

     (vi) Condition and state of repair of the Leased Premises as the same may be on the date hereof with respect to which Tenant does not object or waives the right to object. THE LEASED PREMISES IS LEASED SUBJECT TO ITS CONDITION AS OF THE COMMENCEMENT OF THIS LEASE AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND BY LANDLORD EXCEPT AS EXPRESSLY PROVIDED HEREIN .

     (vii)      Future  easements to be granted  by  Landlord  or
current easements to benefit the rest of the Development, including but not limited to, ingress and egress, and parking easements and more specifically, the II Access Drives," and the "Utility Easement Area," all as generally designated on the Site Plan. If any such future easements shall affect Tenant's use or occupancy of the Leased Premises or impose any additional financial obligation on Tenant, Landlord must first obtain Tenant's consent, which consent shall not be unreasonably withheld, conditioned or delayed, before granting such easement.

Section 2.04. Holding Over.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Fifty Percent ( 150% ) of the Monthly Rental Installment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. In the event of a holdover consented to by Landlord, Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This
Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.


              ARTICLE 3 -TENANT'S CONSTRUCTION WORK


Section 3.01. Inspection Period.
A. Landlord's Materials. Within fifteen (15) days of the execution of this Lease, Landlord shall deliver to Tenant all documents and information respecting the Leased Premises within its possession including its existing survey, title policy, environmental report and geotechnical report
                                        -5-

(collectively the "Materials"). Within thirty (30) days of Tenant's receipt of the Materials, Tenant shall provide written notice to Landlord describing any title objections or objections regarding the environmental report.

B. Inspection of the Leased Premises. Tenant and its agents shall have the right to enter upon the Leased Premises and make all engineering, environmental and other tests and inspections deemed necessary to satisfy Tenant as to the condition of the Leased Premises upon the date first to occur of the following:
(i) Tenant executes a right of entry and indemnification agreement, or (ii) this Lease is fully executed. All such tests shall be at Tenant's cost and expense. Tenant agrees to immediately repair any and all damage to the Leased Premises arising or resulting from such inspection by Tenant or its agents, and Tenant shall defend, indemnify and hold the Landlord harmless from all claims arising or resulting from such inspection or from the entry of Tenant or its agents onto the Leased Premises for any purpose.

C.     Title  and  Survey.  During  the  Inspection  Period   (as
hereinafter defined), Tenant, at its expense, may obtain a leasehold policy of title insurance (the "Title Commitment"), and may, at its expense, obtain a staked boundary survey of the Leased Premises (the "Survey") prepared by a registered land surveyor selected by Tenant. In the' event Tenant obtains a Title Commitment and/or Survey pursuant to this Section, Tenant shall provide written notice of any objections to the Title Commitment and Survey pursuant to Section 3.01(E). Notwithstanding the foregoing, Tenant may only object to matters that: (i) in Tenant's sole discretion, adversely affect the Leased Premises or. Tenant's use or occupancy thereof; and (ii) did not appear in the Materials.

D. Inspection Period. Tenant's obligations under this Lease are subject to Tenant's inspection and review of the Leased Premises. The term "Inspection Period" shall mean and refer to the period commencing on the Lease Commencement Date and expiring on December 31,1999. Prior to the expiration of the Inspection Period, Tenant shall satisfy or waive any conditions relating to governmental consents, approvals, and permits needed in connection with Tenant's construction of improvements on the Leased Premises or Tenant's use thereof or terminate the Lease as provided below. At any time before the expiration of the Inspection Period, in the event Tenant is unable to obtain the governmental consents, approvals, or permits needed in connection with Tenant's construction of improvements on the Leased Premises or Tenant's use thereof Tenant may notify Landlord in writing that this Lease is terminated. Upon Landlord's receipt of notice of termination on or before the expiration of the Inspection Period, this Lease shall become null and void and neither party shall have any further liabilities or obligations under this Lease except for those which, as expressly provided herein, survive the termination of this Lease. If Tenant does not notify Landlord in writing of its election to declare this Leas~ null and void on or before the expiration of the Inspection Period, this Lease shall no longer be contingent upon Tenant's satisfaction of any conditions relating to governmental consents, approvals, and permits needed in connection with Tenant's construction of improvements on the Leased Premises or Tenant's use thereof .

E. Notice of Objection. At any time before the expiration of the Inspection Period, Tenant may notify Landlord in writing ("Notice of objection") that Tenant objects to any matters which prevent Tenant, in its sole discretion, from using or occupying the Leased Premises as intended hereunder. Landlord may, within thirty (30) days after receipt of a Notice of Objection, use reasonable efforts to resolve such objection or, if such objection concerns any matter disclosed on the Title Commitment or Survey (a "Title Defect"), obtain affirmative title insurance coverage insuring and defending against any loss, cost or expense arising out of or related thereto to the satisfaction of Tenant ("Affirmative
Coverage"). If Landlord is unable to correct or obtain satisfactory Affirmative Coverage over all defects set forth in the Notice of Objection to Tenant's reasonable satisfaction within said thirty (30) days, then Landlord shall, at any time before the end of said thirty-day period, so notify Tenant in writing, and Tenant shall, within ten (10) days after the Landlord has given said written notice, notify Landlord in writing that it shall either (i) waive said defect(s), or (ii) terminate this Lease. Upon Landlord's timely receipt of notice of termination (whether after Notice of Objection or otherwise), this Lease shall become null and void and no party shall be liable to the other for damages or otherwise, and neither party shall have any further liabilities or obligations under this Lease except for those which, as expressly provided herein, survive the termination of this Lease.

Section 3.02. Plan Approval Period.

     Prior to the expiration of the Inspection Period, Tenant shall submit to Landlord for Landlord's approval a full and complete set of the architectural and landscape plans and specifications for the building shell (the "Shell") and the site work for the building (the "Site Work") which shall include a site dimension plan, site grading plan, site lighting plan,
proposed   building   pad  elevations,  and   exterior   building
elevations  for  Tenant's  building,  parking  lot  layout,   and
pavement   design,  which  plans  and  specifications  shall   be
substantially similar to Tenant's prototypical plans for a "Jared-The Galleria of Jewelry" store as attached hereto as Exhibit F (the "Preliminary Plans"). Landlord shall review the Preliminary Plans and return the same to Tenant marked with Landlord's reasonable objections within fifteen (15) days of Landlord's receipt thereof from Tenant (the "Plan Approval Period"). Tenant shall make reasonable changes to address Landlord's objections
and   return  the  revised  Preliminary  Plans  to  Landlord  for
Landlord's final review and approval. If Landlord shall fail to return the Preliminary Plans to Tenant with marked changes before the expiration of the Plan Approval Period, the Preliminary Plans as submitted by Tenant shall be deemed approved by Landlord. The plans and specifications for the building Shell and Site Work as approved by Landlord shall be referred to as the "Final Plans." For purposes of this Section 3.02, "reasonable changes" shall include changes that are necessary so that Tenant's Preliminary Plans do not (i) materially reduce the market value of the Leased Premises or the Development below its value immediately before such work, (ii) adversely affect the usefulness of the Leased Premises or the Development, or (iii) are in compliance with the Declarations. In the event Landlord and Tenant are unable to agree on the Preliminary Plans, after good faith efforts by the parties, then either party shall have the right to terminate this Lease prior to the expiration of the Inspection Period.

Section 3.03. Construction

A. Tenant, at its sole cost and expense, shall construct in a good workmanlike manner all of the improvements and supply all work~ labor, materials and equipment necessary to complete the
Shell and Site Work and all improvements in accordance with the Final Plans. All building and parking improvements shall be self-contained within the Leased Premises. All architectural and engineering costs associated with the site design, public improvements, and the Shell and Site Work shall be paid for by Tenant.

B. Tenant shall, at its sole cost and expense, construct the improvements for Tenant's use and occupancy of the Leased Premises other than the Shell and Site Work (the "Finish Work") including without limitation interior finishes, electric, plumbing and heating, ventilating and air- conditioning work, architectural and engineering fees for space and all other work, labor and materials necessary to complete the Finish Work, all as more particularly set forth in plans and specifications to be prepared by Tenant and delivered to Landlord (the "Interior Plans"). Tenant represents that the Shell and Site Work and the Finish Work (together, "Tenant's Work") shall be constructed and shall be in compliance with all applicable local, state and federal laws, rules, orders, regulations, ordinances, the Final Plans, and the Interior Plans.
C. Subject to Force Majeure (as hereinafter defined), Tenant's Work shall be completed and Tenant's business shall be opened by October 31, 2000.

D. Tenant shall have the right to make changes from time to time in the Interior Plans without Landlord's consent so long as such changes shall not have a material adverse affect on the value of the Leased Premises. Tenant shall not make any other changes to the Final Plans without Landlord's prior review and written approval, which approval shall not be unreasonably withheld or delayed.

E.    Tenant  shall deliver to Landlord copies of as-built  plans
and   specifications  showing  the  reasonable  detail  of  major improvements after completion of such improvements.

F. On completion of any building, or of any other improvement requiring the same, Tenant will procure a final Certificate of Occupancy and deliver to Landlord a copy thereof.

G. Upon completion of Tenant's Work, Tenant shall restore any and all portions of the Development damaged during performance of Tenant's Work by Tenant or its contractors, agents or employees to substantially the same condition as existed before Tenant commenced Tenant's Work.

Section 3.04. Ownership of Improvements upon Lease Termination.

Any and all buildings, structures, alterations, addition~ and improvements (specifically excluding Tenant's personal property, inventory, trade fixtures and signage) upon the Leased Premises (the "Improvements") shall be the property of Landlord and shall be surrendered to Landlord in accordance with the provisions of
Article 6 hereof.

                   ARTICLE 4-RENT Section 4.01

Minimum Annual Rent.

Commencing on the Rental Commencement Date, Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in Item D of the Basic Lease Provisions payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions in advance and, except as otherwise provided herein, without demand, deduction, counterclaim or offset and without relief from valuation and appraisement laws, on or before the first day of each and every calendar month during the term of this Lease. If the Rental Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

Section 4.02. Late Charges.

In the event any Monthly Installment Rent or any other monetary obligation required to be paid by Tenant to Landlord under this Lease is not received by Landlord within five (5) days of the date the same shall be due and payable, Tenant shall pay a late charge to Landlord in the amount of five percent (5%) per month of any overdue amount. In addition, in the event that any check or other deposit item given by Tenant to Landlord is returned unpaid or dishonored by the financial institution upon which it is drawn, Tenant shall pay to Landlord, upon demand, a service charge of One Hundred Dollars ($100.00). Landlord and Tenant agree that the above- stated charges are designed to reimburse Landlord for additional costs and expenses incurred by Landlord in connection with the collection, handling and processing of overdue installments of Rent and additional rent and of returned deposit items;

Section 4.03. Partial Payment.

No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Minimum Annual Rent or other payments to Landlord required hereunder shall be deemed to be other than part payment on account of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment be deemed an accord and satisfaction; and Landlord may accept such part payment without prejudice to Landlord's right to recover the balance due and payable or pursue any other remedy in this Lease or at law provided.

Section 4.04. Net Lease.

It is the purpose and intent of Landlord and Tenant that this is a net lease and that the Minimum Annual Rent and all other sums payable by Tenant under this Lease shall, except as herein otherwise provided, be absolutely net to Landlord so that this Lease shall yield, net, to Landlord all sums specified to be received by Landlord, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises or any improvements thereon, except as herein otherwise provided, which may arise or become due during the term of this

Lease Term shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

         ARTICLE 5 -PAYMENT OF TAXES. ASSESSMENTS. ETC.

Section 5.01. Tenant's Payment Obligations.

     Tenant shall payor cause to be paid, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes (or service payments made in lieu of taxes), assessments, water and sewer rents, rates and charges, license fees or rentals, levies, and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever (all such taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges being hereinafter referred to as "Impositions" and any of the same being hereinafter referred to . as an "Imposition") which at any time during the term of this Lease are incurred or becom6 due and payable out of or in respect of the Leased Premises or any part thereof or any improvements thereon.

Section 5.02. Taxation Method.

If at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed an Imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received there from, or measured by or based in whole or in part upon the Leased Premises and imposed upon Landlord, then all such Impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purpose hereof, and Tenant shall pay and discharge the same as herein provided with respect of the payment of Impositions. Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may be hereafter levied, if such tax shall be based on or arise out of the ownership, use or operation of the Leased Premises. Notwithstanding the above, nothing herein contained shall require Tenant to pay (i) any transfer, documentary, or stamp tax of Landlord; (ii) any tax upon the income, profits, or business of Landlord, or (iii) any personal taxes, payroll taxes, capital levy, franchise taxes, inheritance, or estate taxes of Landlord, even though such taxes may become a lien against the Leased Premises or the Development.

Section 5.03. Payment Statement.
Tenant shall furnish to Landlord ( or if requested by Landlord, to any fee mortgagee) at least ten (10) days prior to the date when any Imposition on the Leased Premises would become delinquent, evidence reasonably satisfactory to Landlord or such mortgagee, evidencing the payment thereof.
                              -10-


Section 5.04. Contesting Impositions.

Notwithstanding Section 5.03, Tenant shall have the right to contest in good faith by appropriate proceedings, at Tenant's expense, the amount or validity in whole or in part of any Imposition on the Leased Premises; and Tenant may defer payment thereof to the extent that such deferral is permitted by law. If such deferral is not permitted by law then Tenant shall pay such Imposition prior to contesting it.

                       ARTICLE 6-SURRENDER

Section 6.01. Condition of Leased Premises.

Tenant shall, on the last day of the term or upon any earlier termination of this Lease, promptly and peaceably surrender and deliver up the Leased Premises to Landlord in good order, condition and repair (normal wear and tear, casualty and condemnation excepted), free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances other than those, if any, of Landlord's or existing at the Lease Commencement Date, without any payment or allowance whatever by Landlord on account of any improvements which may be on the Leased Premises.

Section 6.02. Repair Obligations.

Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors, furniture and the like, may be removed on the expiration or earlier termination of this Lease, provided that Tenant bears the cost of such removal, and repairs at its own expense any and all damage to the Leased Premises resulting from such removal.

Section 6.03. Abandonment.

Any personal property or trade fixtures of Tenant which remains in the Leased Premises after the termination of this Lease and the removal of Tenant from the Leased Premises may, in Landlord's sole discretion and upon five (5) days' written notice to Tenant, be deemed to have been abandoned by Tenant and retained by Landlord as its property or disposed of by Landlord, without accountability to Tenant, in such manner as Landlord sees fit. Upon written notice to Tenant to such effect, any such disposal shall be at Tenant's sole cost and expense- Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any other person or entity which remains on the Leased Premises after the expiration or earlier termination of this Lease, regardless of whether such loss is caused by negligence of Landlord or its employees, officers, licensees, invitees or contractors, but Landlord shall be responsible for its intentional misconduct or those of its employees, officers, or contractors.

Section 6.04. Survival.

The provisions of this Article 6 shall survive any termination of this Lease.

                       ARTICLE 7-INSURANCE

Section 7 .01. Pre-construction and Construction Requirements.

Before commencing construction of the improvements on the Leased Premises in accordance with the provisions of this Lease, Tenant shall procure and keep in effect during the period of such construction insurance as will protect it and Landlord from claims for damages, including coverage for premises/operations, underground explosion, collapse hazard, completed operations, contractual liability and all risk property damage with a single combined public liability limit of not less than Three Million and 00/100 Dollars ($3,000,000.00), and property. damage liability limits of not less than Three Million and 00/100 Dollars ($3,000,000.00), whether such operations be by Tenant, its contractor or by any subcontractor, materialmen or anyone directly or indirectly employed by any of them.

Section 7.02. Lease Term Requirements.

A. All Risk Insurance. Tenant shall at all times during the term of this Lease carry a policy of insurance which insures the Leased Premises and all improvements of any kind and nature (including but not limited to any additions, replacements, alterations or improvements made fr9m time to time), against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage, " All Risk" endorsement) for the full replacement value thereof. Tenant shall cause Landlord and its
mortgagee  of  which  Tenant  has  been  given  notice,  if   any
("Landlord's Mortgagee"), to be named as a loss payee and additional insured on such insurance and shall provide that such insurance may not be cancelled on less than thirty (30) days' prior written notice to Landlord or Landlord's Mortgagee. Tenant shall provide Landlord with a certificate of insurance evidencing such coverage.

B. Liability Insurance. Tenant shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies licensed to do business in the State of Illinois, with the following minimum coverages against loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on" or about the Leased Premises:

(i) Worker's Compensation          minimum statutory amount.

(ii) Commercial  General             not  less   than $3,000,000
     Liability Insurance,            Combined   Single Limit
     including Blanket,              for both bodily injury
     Contractual Liability           and property damage.
     Broad Form Property
     Damage, Personal Injury
     Completed Operations,
     Products Liability,
     Fire Damage.

(iii)      Fire  and Extended Coverage, Vandalism  and  Malicious
Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's Property.

(iv)   Boiler   and   Machinery     limits reasonably required
       Insurance                    by Landlord from time  to
                                    time.

C. Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's Mortgagee as additional insureds and shall provide that they may not be cancelled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage. Should Tenant fail to carry such insurance required to be obtained by Tenant hereunder and furnish Landlord with certificates of insurance after a request to do so, Landlord shall have the right to obtain such . insurance and collect the cost thereof from Tenant as additional rent.

D. Waiver of Subrogation. Notwithstanding any provision to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective agents and employees, for any loss or damage that may occur to the Leased Premises or the Development or any additions or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause which is or would be covered by any insurance required to be maintained under this Lease, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective agents and employees. All insurance policies carried by either party covering the Leased Premises and/or the Development, including but not limited to contents, fire and other casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Leased Premises and/or the Development resulting from the acts or omissions of the other party.


E. Self-Insurance. Notwithstanding anything to the contrary contained in this Article 7, Tenant may, at its option, elect at any time during the term of this Lease not to carry insurance required under this Article, and to "self-insure" against such risks provided that (i) Tenant or its parent corporation has in effect a program of "self insurance" insuring Tenant as a named insured against such risks, which program complies with any and all applicable laws with respect to self insurance in the State of lllinois; (ii) Tenant or its parent corporation has and maintains a net worth sufficient to sustain a self insurance program as evidenced by documentation reasonably satisfactory to Landlord; and (iii) the failure to carry such insurance does not violate any law.

statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization or other requirement which is issued by any government or governmental agency with jurisdiction over the Leased Premises or which is applicable to Tenant in the conduct of its business.

Section 7.03.Mortgagees.

Any mortgagee of the leasehold estate or of the fee estate shall have the right to be named as an additional insured and on any or all policies required of Tenant in this Article 7 shall have the right to participate in the settlement of losses as their interests appear. The Leasehold Mortgagee (as defined in Article 22 below) shall be entitled to control the proceeds from any of the foregoing insurance coverages; provided, however, that the proceeds will be used in accordance with the provisions of this Lease; and provided further that Landlord's Mortgagee identified in writing to Leasehold Mortgagee prior to the casualty shall be consulted with respect to the appropriate application of such proceeds, but such consultation shall not afford any consent rights to Landlord's Mortgagee.

         ARTICLE 8 -LANDLORD'S RIGHT TO PERFORM TENANT'

Section 8.01. Landlord's Rights.

If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of hereof; or to take out, pay for, maintain or deliver any of the insurance policies or certificates therefor, as provided for herein; or shall fail to make any payment of insurance required hereby; or shall fail to make any other payment or perform any other act on its part to be made or performed pursuant to the terms and conditions of this Lease, then Landlord and/or the fee mortgagee, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease or from any default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of an Event of Default, may (but shall be under no obligation to), after any notice required by this Lease:

A. Pay any Imposition payable by Tenant pursuant to the provisions hereof; or

B. Take out, pay for, and maintain any of the insurance policies required hereby; or
C. Make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided.


Section 8.02. Mortgagees' Rights
Landlord or its fee mortgagee may enter upon the Leased Premises at reasonable times and upon prior written notice for any of the above purposes in accordance with Section 15.01, and Landlord or its fee mortgagee may take all such action thereon as may be necessary therefor.

ARTICLE 9- REPAIR AND MAINTENANCE OF THE LEASED PREMISES

Section 9.01. Tenant's Obligations.

Throughout the term of this Lease, Tenant, at its sole cost and expense, shall take good care of the Leased Premises and shall keep the same in good order and condition pursuant to its obligations hereunder and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. All repairs made by Tenant shall be performed in a good and workmanlike manner. Tenant shall put, keep and maintain all portions of the Leased Premises and the sidewalks, curbs, alleyways and passageways thereon in a clean and orderly condition, substantially free of dirt, rubbish, trash, litter, snow, ice and unlawful obstructions.

Section 9.02. Landlord's Non-responsibility

Except as specifically set forth in this Lease, Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the term, such as, but not limited to, domestic or fire water, steam, heat, gas, electricity, light and power. Landlord shall in no event be required to make any alterations, rebuilding, replacements, changes, additions, improvements or repairs during the term of this Lease, unless caused by the negligence or intentional misconduct of Landlord or its employees, officers, or contractors or invitees, except in the case of Landlord's exercising its rights pursuant to Sections
8.01 (C) and 15.01 (A)(ii), in which event Landlord shall be liable only in the event of its gross negligence or intentional misconduct.

       ARTICLE 10 -COMPLIANCE WITH LA WS. ORDINANCES. ETC

Section 10.01. Compliance with Applicable Laws and Ordinances.

Except as otherwise provided herein, throughout the term of this Lease, Tenant at its sole cost and expense shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and offices, foreseen or unforeseen, ordinary as well as extraordinary, including but not limited to all environmental requirements of any kind which may be applicable to the Leased Premises and the sidewalks, alleyways, passageways, curbs, and vaults within the same or to the use or manner of use of the Leased Premises.

Section 10.02. Compliance with Insurance Policies.

Tenant shall likewise observe and comply with the requirements of all policies of public liability insurance, fire and all other policies of insurance required to be maintained by Tenant at any time in force with respect to the Leased Premises, whether or not such observance or compliance is required by reason of any condition, event or circumstance existing prior to or after the commencement of the Lease Term.

                  ARTICLE 11 DISCHARGE OF LIENS

Section 11.01. Liens Prohibited.

Tenant shall not create or permit to be created or to remain, and shall discharge, insure over, or bond over any mechanic's, laborer's or materialman's lien or any other lien, claim or damage which might be or become a lien, encumbrance or charge upon the Leased Premises. Tenant shall not have the power to subject the interest of Landlord in the Leased Premises or any part thereof to any mechanic's, laborer's or materialmen's lien or any other lien of any kind.

Section 11.02. Discharge of Liens.

If any mechanic's, laborer's, materialman's, or other similar lien shall at any time be recorded against the Leased Premises or any part thereof, Tenant, within thirty (30) days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, insurance over, or order of a court of competent jurisdiction or otherwise. In the event Landlord receives notice of any lien filed with respect to the Leased Premises, Landlord shall send such notice to Tenant and to any Leasehold Mortgagee of which Tenant has provided notice to Landlord pursuant to Article 22. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, reasonable costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses, including but not limited to attorneys' fees, incurred by Landlord in connection therewith, together with interest thereon at the rate of twelve percent (12%) per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall by paid by Tenant to Landlord within ten (10) days after notice.

                ARTICLE 12 USE OF LEASED PREMISES

Section 12.01. Use Allowed.

A. Tenant shall use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable manner and in compliance witt1 all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises.

B. Tenant shall not use or allow the Leased Premises to be used for any unlawful purpose or in violation of any existing and recorded restrictive covenants or easements burdening the Leased Premises from time to time, a certificate of occupancy issued for the Leased Premises or

                              -16-
any part thereof, or which shall, in law, constitute a nuisance, public or private, or which shall make void or voidable any insurance then in force with respect thereto. Tenant shall abide by all current and future zoning provisions and any successive laws or requirements of any kind.

C. The Leased Premises shall be used only for the purposes stated in Item J of the Basic Lease Provisions unless Landlord gives its prior written consent to a different use. Tenant shall open and operate the Leased Premises for business to the public as a "Jared -The Galleria of Jewelry" store for at least one (1) day within one hundred fifty (150) days of the expiration of the Inspection Period.

Section 12.02. Uses Not Allowed.

Tenant shall not suffer or permit the Leased Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession or prescription by the-public, as such; or of implied dedication, of the Leased Premises or any portion thereof. Tenant hereby acknowledges that Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Leased Premises by the public, as such.

Section 12.03. Exclusive Use.

     During the Lease Term, so long as Tenant is not in material default hereunder, Landlord covenants and agrees that it will not operate or lease any portion of the Development to a tenant whose primary business is the retail sale of jewelry, diamonds, gold, silver, and colored gemstones (the "Covenant"). Notwithstanding the foregoing, this provision does not prohibit (i) such operation to exist under any current leases, including renewals or expansions thereof; or (ii) the incidental sale of jewelry. Landlord shall not be in default under this Section 12.03 unless and until (i) Landlord fails to cure any breach hereof within thirty (30) days after written notice from Tenant to Landlord, or such longer period of time as may be required, so long as Landlord commences to cure such default within such thirty (30) day period and thereafter diligently pursues such cure to completion; and (ii) Tenant's Gross Sales during the period of Landlord's breach hereof decrease, due to Landlord's breach (and not due to any other cause or reason, including without limitation, Tenant's failure to be open and operating with a full staff and full inventory during all Regular Business Hours, without exception), by more than ten percent (10% ) of the amount of Tenant's Gross Sales for the like period immediately preceding Landlord's breach. In the event of Landlord's uncured default, Tenant shall have as its sole and exclusive remedies, notwithstanding anything to the contrary contained in this Lease, the following: (i) injunctive relief; and (ii) the right to terminate this Lease upon written notice to Landlord delivered within thirty (30) days after the date of Landlord's default. In the event Tenant does not exercise its right to terminate within such thirty (30) day period, Tenant's right to terminate the Lease shall expire and Tenant shall be deemed to have waived Landlord's default with respect to the particular offending tenant, occupant or user of space within the Shopping Center, but shall not be deemed to have otherwise waived or released its rights hereunder with respect to any other future tenant, occupant or user of space in the Shopping Center. With respect to the remedy provided in subparagraph (i) above, Landlord and Tenant understand and agree that the covenants, obligations and agreements contained in this paragraph 12.03 are of a special, unique, and extraordinary character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach of the provisions contained in this paragraph will cause Tenant great and irreparable injury and damage. Further, Landlord and Tenant agree that Tenant shall be entitled to the remedies of temporary restraining order, preliminary and permanent injunction, specific performance and other equitable relief to prevent any breach or potential breach of this paragraph.

Landlord and Tenant further covenant and agree that Landlord is not and shall not be obligated to enforce the Covenant against any person if by so doing it shall be in breach of any laws, rules, regulations or enactments from time to time in force and no provision of this Lease is intended to apply or to be enforceable to the extent that it would give rise to any offense under any relevant statute, or any statute that may be enacted with similar intent, as from time to time amended. Tenant acknowledges that the Covenant has been granted solely at the request of Tenant, and accordingly Tenant shall promptly indemnify and hold harmless Landlord from and against any claims made against Landlord in connection therewith, whether of a criminal or civil nature, and Tenant shall reimburse Landlord for any and all costs and expenses incurred in connection with any such claims, including all legal fees (on a solicitor and his own client basis) and expenses.

                      ARTICLE 13 -UTILITIES

Tenant shall pay all costs of obtaining utilities to serve the Leased Premises, including but not limited to connection fees, tap fees, usage fees, and the like. Landlord does not represent or warrant the uninterrupted availability of such utilities, and any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

         ARTICLE 14 -ALTERATIONS TO THE LEASED PREMISES

Section 14.01. Alterations.

After completion of Tenant's work, Tenant shall not permit any alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding, Landlord's consent shall not be required for interior non-structural alterations. Landlord shall not unreasonably withhold, condition or delay its consent to any alterations for which Landlord's consent is required, provided such are in compliance with all applicable laws, and Tenant complies with the requirement set forth in this Article 14. As a condition of such approval if approval is required, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease, provided Landlord and Tenant agree in writing at the time of approval upon such eventual removal; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Leased Premises and Tenant's Work.

Section 14.02. Tenant Requirements.

A.   Before beginning any permitted demolition or construction of any  improvements on the Leased Premises, or letting any contract
relating  to  the  construction  of  a  new  building  or   other
improvement, Tenant will comply with Article 11 hereof.

B. Before making any permitted alteration or before beginning the demolition of any improvements which may at any time be on the Leased Premises, or letting any contracts relating to the construction of a new building or improvement, Tenant shall supply Landlord with such endorsement to the existing insurance policies as shall be necessary to cover the contemplated work.

               ARTICLE I5 LANDLORD'S ENTRY RIGHTS

Section 15.01. Inspection. Repairs. and Compliance.


A. Tenant shall permit Landlord and its authorized representatives to enter the Leased Premises in the presence of Tenant's on-site manager at all reasonable times upon twenty-four
(24) hours ' prior notice to Tenant except in the event of an emergency, in which event Landlord shall use good faith efforts to give reasonable notice under the circumstances for the purpose of:

     (i)  Inspecting the same;

     (ii) Making any necessary repairs thereto and performing any work therein that may be permitted by the terms of
Section 8.01 hereto. Nothing herein shall imply any duty upon the part of Landlord to do any such work; and performance thereof by Landlord shall not constitute a waiver of an Event of Default in failing to perform the same;

     (iii) Complying with the restrictive covenants and rules and regulations affecting the Leased Premises, if any, including making repairs, providing utilities, and placement of signage; provided, however, that Landlord shall (a) give Tenant reasonable advance notice (except in an emergency) that Landlord intends to perform such work, (b) repair any damage to the Leased Premises resulting from such work, and (c) protect, indemnify and save harmless Tenant and Tenant's successors and assigns against and from all liabilities, obligations, damages, penalties, mechanic's liens, claims, costs, charges and expenses (including without limitation attorneys' fees and expenses) of whatever kind or nature, which may be imposed upon or incurred by or asserted against Tenant, or Tenant's successors and assigns, directly or indirectly, by reason of Landlord's entry on the Leased Premises and performance of such work; and (d) not unreasonably interfere with Tenant's use of the Leased Premises.

     (iv) Showing the same (a) to prospective purchasers of the Leased Premises at any time prior to the expiration of the term of this Lease, and (b) to prospective tenants of the Leased Premises at any time within one (1) year prior to the expiration of the term of this Lease.

B. In performing any work on the Leased Premises, Landlord shall minimize any disruption of the use of the Leased Premises by Tenant, and Landlord shall not unreasonably impair the access to the improvements, if any, constructed on the Leased Premises. Notwithstanding the foregoing, except in the case of an emergency, Landlord shall not perform any work hereunder on the Leased Premises during the period of time between Thanksgiving and Christmas.

c. During the progress of any work in the Leased Premises performed by Landlord pursuant to the provisions of this Section 15.01; Landlord may keep and store thereon all necessary materials, tools, supplies and equipment at a reasonable location designated by Tenant. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work which is performed in accordance with the requirements of this Section 15.01, or on account of bringing materials, tools, supplies and equipment into the Leased Premises during the course thereof, except to the extent caused by the gross negligence or intentional misconduct of Landlord or its employees, contractors or invitees and the obligations of. Tenant under this Lease shall not be affected thereby.

                   ARTICLE 16 -INDEMNIFICATION

Section 16.01. Indemnification.

Tenant shall protect, indemnify and save harmless Landlord and Landlord's successors and assigns against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including without limitation attorneys' fees and expenses), of whatever kind or nature, which may be imposed upon or incurred by or asserted against Landlord, or Landlord's successors and assigns, directly or indirectly, by reason of any loss of or damage or injury, caused by Tenant, or Tenant's agents, employees, or invitees, to any person (including death resulting therefrom) or property occurring in, on, or about the Leased Premises and Tenant hereby releases Landlord from any and all liability for the same.

Landlord shall protect, indemnify and save harmless Tenant and Tenant's successors and assigns against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including without limitation attorneys' fees and expenses), of whatever kind or nature, which may be imposed upon or incurred by or asserted against Tenant, or Tenant's successors and assigns, directly or indirectly, by reason of any loss of or damage or injury caused by Landlord to any person (including death resulting therefrom) or property occurring in, on, or about the Development (excluding the Leased Premises and any property not owned by Landlord) and Landlord hereby releases Tenant from any and all liability for the same.

Section 16.02. Obligation to Defend.

If any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon request of Landlord or any such successor or assign, shall at Tenant's expense, resist and defend such action, suit or proceeding by counsel approved by Landlord in writing, which approval Landlord agrees not unreasonably to withhold. The obligations of this Article 1Q shall survive the expiration or other termination of this Lease.

If any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord, upon request of Tenant or any such successor or assign, shall at Landlord's expense, resist and defend such action, suit or proceeding by counsel approved by Tenant in writing, which approval Tenant agrees not unreasonably to withhold. The obligations of this Article 16 shall survive the expiration or other termination of this Lease.

              ARTICLE 17 CONDEMNATION AND CASUALT'Y

Section 17.01. Award.

If at any time during the term hereof the Leased Premises or any portion thereof shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, then in such event, Landlord and Tenant shall share in the purchase price or award paid therefor in . accordance with their respective interests in the Leased Premises as provided hereinafter.

Section 17.02. Termination of Lease.

If the entire Leased Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or if so much of the property shall have been taken for such purposes as to render the continued conduct of the business then being conducted by the Tenant at the Leased Premises impractical, then in that event the Lease Term shall cease and terminate when Tenant surrenders possession of the Leased Premises to the condemning authority, and the rent shall be effectively apportioned to such time. If (i) the building or any substantial portion of the jewelry store located therein, on the Leased Premises; or (ii) any common areas within the Leased Premises which materially or detrimentally affect access or utilities; or
(iii) more than ten percent (10%) of parking or such other number which is below zoning requirements for the Leased Premises shall be taken or condemned and Landlord cannot provide comparable common areas or parking within the Development, and Tenant, in its reasonable discretion, determines that the business then being conducted by Tenant upon the Leased Premises cannot be continued, then, upon written notice from Tenant to Landlord the Lease Term shall terminate when Tenant surrenders possession of the Leased Premises to the condemning authority, and the rent shall cease as of the effective date of such termination.

Section 17.03. Partial Taking.

If any portion of the Leased Premises shall be taken or condemned and such taking or condemnation does not result in a termination of this Lease in accordance with Section 17.02 hereof, then, in such event, Tenant shall have the obligation of making such repairs, alterations or changes to the buildings, improvements and parking areas upon the Leased Premises as may be necessary to render the Leased Premises suitable for continued use, and the proceeds of any condemnation shall be first applied to the cost of effecting such repairs, alterations or changes. The remaining proceeds, if any, shall be distributed among Landlord and Tenant in an equitable manner, with due consideration given to Landlord's loss of fee estate and the non-diminution in Landlord's rent therefrom pursuant to this Lease, and to the damages suffered by Tenant by virtue of improvements which Tenant may have caused to be made or erected upon the Leased Premises and the costs of restoring the Leased Premises. In the event of such partial taking or of any temporary taking, the rent and all other amounts payable hereunder shall not be reduced or in any way abated.

Section 17.04. Repair Obligations.

In the event the Leased Premises or the improvements thereon are damaged or destroyed by fire or other casualty and subject to the Leasehold Mortgagee (as defined in Article 22), if any, making any insurance proceeds available to Tenant (which Tenant shall diligently pursue with the Leasehold Mortgagee using Tenant's reasonable efforts), Tenant shall promptly and with reasonable diligence and in no event later than one hundred eighty (180) days after such fire or other casualty, commence to repair, rebuild and restore such to substantially the same condition in which they were immediately prior to the happening of such casualty (the "Restoration Work"), and continue with due diligence until completion thereof. Rent and all other amounts payable to Landlord shall not be abated or reduced as a result of fire or other casualty. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not execute a Leasehold Mortgage (as defined in Article 22) of its interest in this Lease with any Leasehold Mortgagee unless such Leasehold Mortgage (i) provides that the Leasehold Mortgagee shall make all insurance proceeds available to Tenant for repair, rebuilding and/or restoration provided that Tenant is not then in default of its Leasehold Mortgage and (ii) provides that in the event that such Leasehold Mortgagee elects, pursuant to its rights under such Leasehold Mortgage, not to make insurance proceeds available for the restoration, repair or rebuilding of the improvements on the Leased Premises, then such Leasehold Mortgage shall provide that before the Leasehold Mortgage applies any such insurance proceeds against its loan balance, the Leasehold Mortgagee shall first use such portion or all such insurance proceeds as may be necessary to demolish and remove the remaining portion of the improvements from the Leased Premises to return the Leased Premises to essentially the condition that existed on the date hereof.

If Tenant shall fail or refuse to commence the Restoration Work as provided above, Landlord may, at its option, (A) terminate this Lease, or (B) raze (or cause to be razed) any improvements on the Leased Premises, rough grade (or cause to be rough graded) the land on which the improvements had been built and restore (or cause to be restored) the cleared area to either a hard surface condition or a landscaped condition until a replacement building is erected, if ever, in accordance with the terms of this lease. Tenant shall reimburse Landlord for any costs associated with (b) above within thirty (30) days after Landlord's demand for payment thereof.

In addition to all rights to terminate this Lease granted to the parties in this Section, if the Leased Premises (or improvements thereon) are destroyed or damaged during the last two (2) years of the Term to the extent that the cost to repair and restore the same is fifty percent (50% ) or more of the value of the Leased Premises immediately prior to such damage or destruction, then Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice thereof within thirty (30) days after the date of said damage or destruction. If this Lease shall be terminated pursuant to this Subsection, any annual minimum rental and other charges paid in advance shall be immediately refunded to Tenant.

                     ARTICLE 18 -ASSIGNMENT

Section 18.01. Landlord's Consent Required.

A. Tenant may not assign or sublet this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord's consent to such assignment shall not operate to relieve Tenant from liability hereunder and Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment where Landlord's consent is required shall be binding upon Landlord unless and until Landlord has consented thereto in writing and such assignee shall deliver to Landlord an instrument (in recordable form, if requested) pursuant to which assignee assumes all of Tenant's obligations under this Lease. No sublease where Landlord's consent is required shall be binding upon Landlord unless and until Landlord has consented thereto in writing and unless and until Landlord has received a fully executed sublease consistent with the terms hereof. If Tenant enters into a sublease of the Leased Premises, Landlord shall be entitled to collect directly from the subtenant all amounts owed by Tenant to Landlord hereunder.

Notwithstanding the foregoing and provided that at the time of such assignment or sublease, there has been no material or substantial adverse change in the Guarantor's financial position and the guaranty remains in full force and effect, Tenant may assign this Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"): (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant or Guarantor; (ii) any purchaser of all or substantially all of Tenant's assets; (iii) any entity (including a joint venture or limited partnership) which controls, is controlled by, or is under common control with Tenant; (iv) to the Guarantor (as defined in Section 23.03 hereof); or (v) an affiliate or franchisee of Tenant or the Guarantor. Tenant shall give Landlord thirty (30) days prior written notice of such assignment or sublease. Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease; unless such assignment is to a limited liability company comprised of one (1) single asset, this Lease, in which event Tenant shall be relieved of its obligations under this Lease effective as of the date Landlord recieves sufficent notice that such assignee assumes full responsibility and liability for Tenant's obligations under this Lease.


                                   -23-
B. The foregoing notwithstanding, Landlord shall consent to an assignment of this Lease provided the assignee shall (i) operate the Leased Premises with a use permitted under Item J of the Basic Lease Provisions and which does not conflict with the primary use of any of the tenants in the Development at the time of the assignment, (ii) have a tangible net worth at least equal to $20,000,000.00, (iii) be a national or regional retail operator, and (iv) agree in writing for the express benefit of Landlord to assume all of the duties and provisions of the Lease required of Tenant hereunder. Such consent shall not operate to relieve Tenant from liability hereunder and Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance of all of Tenant's other obligations under this Lease.

Section 18.02. Documentation.

Tenant shall promptly provide Landlord with copies of all assignments and other agreements relating to any assignment or sublet of the Leased Premises by Tenant.

                 ARTICLE 19 DEFAULT AND REMEDIES

Section 19.01. Events of Default.

The occurrence of anyone or more of the following events shall be an Event of Default and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent when such payments are due and payable, or any other amounts due Landlord from Tenant as additional rent or otherwise within five (5) days after the same shall be due and payable.

     In the event of a default under subparagraph (A) above, Landlord shall provide Tenant with written notice of such default two (2) times during each successive twelve (12) month period of the Lease Term and Tenant shall have an additional five (5) days to cure such default before Landlord shall exercise its remedies herein.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation, other than the payment of rent, required to be performed or observed by it under this Lease for a period of thirty (30) days after receipt of written notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such 30-day period, such default shall be deemed to have been cured if Tenant commences such performance within said 30-day period and thereafter diligently undertakes to complete the same.

C. Tenant shall abandon (which shall not include reasonable periods of remodeling, repair due to condemnation or casualty, or Tenant's right to cease operations in accordance with Section 23.20) for a period of thirty (30) days, the Leased Premises or any substantial portion thereof.

D. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute {and, with respect as any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 19.02. Remedies.

A. Upon the occurrence and continuance of any Event of Default set forth in Section 19.01 , Landlord shall have the following rights and remedies, in addition to those now or hereafter allowed by law or equity, anyone or more of which may be exercised without further notice to or demand upon Tenant:

          (i) Landlord may re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, unless caused by Landlord's gross negligence or intentional misconduct.

          (ii) Landlord may terminate this Lease as of the date of such Event of Default, in which event: (1) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord;
(2) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (3) notwithstanding the termination of this Lease: {a) Landlord may recover from Tenant the worth, at the time of the award, of the amount by which unpaid rent exceeds the fair rental value of the Leased Premises over the same period, discounted to present value together with all reasonable loss or damage which Landlord may sustain by reason of such termination and re- entry; or (b) Landlord may re-let all or any part of the leased Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions as are commercially reasonable although different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for a period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the Leased Premises for re-letting, including all repairs, and reasonable broker's and attorneys' fees, and all reasonable loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified in clauses (a) and (b) hereof are mutually exclusive of each other and shall survive the termination of this Lease.

          (iii) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

B. All rights and remedies accruing to Landlord shall be cumulative; that is, Landlord may pursue such rights as the law and this Lease afford to Landlord in whatever order Landlord desires and the law permits, without being compelled to resort to anyone remedy in advance of any other.

C. Landlord shall in no event be charged with default in the performance of any of its obligations under this Lease unless and until Landlord shall have received written notice from Tenant specifying wherein Landlord has failed to perform such obligation or remedy such default, and such default has not been cured after thirty (30) days (or such additional time as is reasonably required to correct any such default) from Landlord's receipt of such notice from Tenant. In the event of a default by Landlord under this Section, Tenant shall be entitled to pursue any and all remedies available to Tenant at law or in equity, except as otherwise expressly provided herein.

                ARTICLE 20 -TRANSFER BY LANDLORD

Section 20.01. Sale of the Leased Premises.

Landlord shall have the right to sell the Leased Premises at any time during the Lease Term; and such sale shall operate to release Landlord from liability hereunder first incurred after the date of such conveyance; provided that the purchaser fully assumes all of Landlord's obligations hereunder.

Section 20.02. Subordination and Estoppel Certificate.

Landlord hereby represents that the Leased Premises are and will be as of the Lease Commencement Date, unencumbered. Landlord shall have the right to subordinate this Lease to the lien of any mortgage hereafter placed upon the Leased Premises by so declaring in such mortgage, provided such mortgagee gives Tenant a written non-disturbance agreement. The subordination and non-disturbance agreement is to be signed by the mortgagee, Tenant and Landlord in fonn reasonably acceptable to the parties. Within ten (10) days following receipt of a written request from either party, the parties shall execute and deliver to each other, without cost, such subordination and non-disturbance agreement and estoppel certificates in a mutually acceptable form certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to the party's knowledge, any uncured defaults or specifying such defaults if any are claimed, (iv) the date of expiration of the current term, (v) the amount of the Minimum Annual Rent then payable and (vi) any other matters or state of facts reasonably required respecting the Lease.

Such estoppel may be relied upon by the parties and by any purchaser or mortgagee of the Leased Premises. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

Section 20.03. Limitation of Landlord's Liability.

If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Development and the rental income therefrom and/or proceeds from the sale thereof, for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

ARTICLE  21  -TENANT'S  AND  LANDLORD'S RESPONSIBILITY  REGARDING
ENVIRONMENTAL LA WS AND HAZARDOUS SUBSTANCES

Section 21.01. Environmental Definitions.

A. "Environmental Laws" -All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises. B. "Hazardous Substances" -Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

Section 21.02. Compliance.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws as the same relates to Tenant's construction activities, use, or possession of the Leased Premises, including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty 4pOn Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises by Tenant whether such notice shall be served upon Landlord or Tenant. As provided below in Section 21.07, Tenant shall have no obligation with respect to any violation of the Environmental Laws or Hazardous Substances present at the Leased Premises at the date of execution hereof, which violation or Hazardous Substances shall be Landlord's obligation except and only to the extent caused by Tenant.

Section 21.03. Restrictions on Tenant.

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and normal standards prevailing in the industry.

Section 21.04. Notices. Affidavits. Etc.

Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises not otherwise permitted herein and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

Section 21.05. Landlord's Rights.

Landlord and its agents shall have the right, but not the duty, to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises in accordance with Section 15.01 hereof.

Section 21.06. Indemnification.

Tenant shall indemnify Landlord from any and all reasonable claims, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 21. The covenants and obligations under this Article 21 shall survive the expiration or earlier termination of this Lease.

Landlord shall indemnify Tenant from any and all reasonable clams, losses, liabilities, costs, expenses and damages, including reasonable attorneys' fees, costs of testing and remediation costs, incurred by Tenant in connection with any breach by Landlord of its obligations and representations under this Article 21. The covenants ~d obligations under this Article 21 shall survive the expiration or earlier termination of this Lease.

Section 21.07. Existing Conditions.

Notwithstanding anything contained in this Article 21 to the contrary, Tenant shall not have any liability resulting from any conditions existing, or events occurring, or any Hazardous
Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the

Lease Commencement Date of this Lease and Landlord agrees to be responsible for any such Hazardous Substances except to the extent Tenant caused the same.

Landlord represents that to the best of its knowledge, there are no Hazardous Substances at, in, on, under, or about the Leased Premises and the Development in violation of the Environmental Laws as of the date of this Lease, except as otherwise disclosed in the Materials.

                 ARTICLE 22 -MORTGAGE FINANCING

Section 22.01. Leasehold Mortgage.

Tenant shall have the absolute right, without Landlord's consent, to mortgage its leasehold interest in the Leased Premises
("Leasehold Mortgage") on terms it deems appropriate and consistent with this Lease. Any such Leasehold Mortgage shall be subject and subordinate. to the rights of Landlord and Landlord's Mortgagee referenced hereunder, and no such Leasehold Mortgage shall extend to or affect the fee, the reversionary interest, or the estate of Landlord in and to the Leased Premises. The Leasehold Mortgage shall be a lien on the rights of Tenant under this Lease insofar as they relate to the property mortgaged. Consistent with the foregoing, Landlord will, upon request, execute and deliver such further instruments as may be reasonably requested by the holder of the Leasehold Mortgage (the "Leasehold Mortgagee"). Upon Landlord's receipt of written notice containing the name and post office address of such Leasehold Mortgagee, Landlord shall thereafter give to such Leasehold Mortgagee, in the manner provided in Article 19, a copy of each and every notice (including, without limitation, notice of default) thereafter given under this Lease by Landlord to Tenant. Such copy shall be given to such Leasehold Mortgagee at the same time as the original of such notice is given to the Tenant. No such notice shall be deemed to have been given to the Tenant unless and until a copy thereof shall have been given to each Leasehold Mortgagee of which Tenant has notified Landlord in writing. The holder of any Leasehold Mortgage or of Tenant's interest hereunder, and anyone claiming by, through or under such Leasehold Mortgagee or holder, shall not acquire any greater rights hereunder than the Tenant has.

Section 22.02. Ri1!hts of Leasehold Mortgagee.

A. Each Leasehold Mortgagee shall have the right but not the obligation to perform on behalf of the Tenant any of the Tenant's obligations under this Lease, and performance by a Leasehold Mortgagee will be deemed to be performance by the Tenant insofar as Landlord is concerned.

B. During all times as of which the Leased Premises shall be subject to a Leasehold Mortgage, unless such Leasehold Mortgagee reasonably consents in writing, (i) this Lease shall not be modified; (ii) this Lease shall not be cancelled or terminated except as specifically permitted herein; (iii) Tenant shall not surrender to Landlord this Lease or the improvements to the Leased Premises except as otherwise provided in this Lease; and
(iv) Landlord shall not accept a surrender of the Leased Premises, this Lease or the improvements to the Leased Premises except as otherwise provided in this Lease.

C. Landlord, prior to exercising any right to terminate this Lease as a result of any Event of Default under Article 19, shall give any Leasehold Mortgagee notice of Landlord's intent to terminate (herein called "Notice of Intent") which Notice of Intent shall describe with specificity the Event of Default. Thereafter, the following shall be applicable:

     (i) If such Event of Default may be cured by a monetary payment and is not a failure to protect, defend, indemnify or save harmless under Article 16, said Leasehold Mortgagee may cure such Event of Default and stay termination by making such payment on behalf of Tenant within fifteen ( 15) days after receipt by the Leasehold Mortgagee of such Notice of Intent.

     (ii) If such Event of Default may not be cured by the making of payment and is not a failure to protect, defend, indemnify or save harmless under Article 16, but can be cured by said Leasehold Mortgagee without taking possession of the Leased Premises, said Leasehold . Mortgagee may stay such termination by commencing action to cure such default within thirty (30) days after receipt of the Notice of Intent and thereafter diligently proceeding with such action until the Event of Default is cured.

     (iii) If the Event of Default may not be cured by this Leasehold Mortgagee unless the Leasehold Mortgagee has possession of the Leased Premises, the Leasehold Mortgagee may stay such termination if (a) it takes the action with respect to such Event of Default that is described in the immediately preceding subsection C(ii), or (b) within sixty (60) days of receipt of the Notice of Intent, such Leasehold Mortgagee files a complaint to foreclose the Leasehold Mortgage and thereafter diligently prosecutes such foreclosure action until the interest in the Leasehold is transferred or (c) within thirty (30) days after transfer of the Leasehold to a Leasehold Mortgagee or a purchaser at a sale upon foreclosure, the owner thereof commences appropriate action to cure such Event of Default and thereafter diligently prosecutes such action until said Event of Default is cured.

     (iv) For all defaults not described in paragraphs (i), (ii), or (iii) above, the Leasehold Mortgagee may stay termination if the Leasehold Mortgagee files within sixty (60) days after receipt of the Notice of Intent a complaint to foreclose the Leasehold Mortgage and diligently prosecutes such foreclosure until title to the Leasehold is transferred. In the event of such transfer of title, Landlord shall recognize the new owner thereof as a new tenant and such Event of Default shall cease to be an Event of Default for the purpose of this Lease provided that the Leasehold Mortgagee or other purchaser cures all mo~etary and other defaults.

     (v) If no Leasehold Mortgagee, after receipt of the Notice of Intent, shall take the action required in paragraphs (i),
(ii), (iii) or (iv) above to stay termination, Landlord may exercise its right to terminate this Lease as provided herein.

(vi) In the case of any non-monetary default as outlined in paragraphs (ii), (iii) and (iv) above, the stay of termination shall only occur if all monetary payments required to be made under the Lease continue to be made and are kept current by not later than the thirtieth

(30th) day after all Leasehold Mortgagees shall have received a Notice of Intent with respect to a failure to make such payment.

D. If (i) this Lease shall be cancelled or terminated, other than as permitted by this Section ~, and (ii) any Leasehold Mortgagee so desires, the Landlord shall enter into a new lease for the Leased Premises with the Leasehold Mortgagee or any assignee pursuant to Article 18 having the highest priority, provided such Leasehold Mortgagee cures all monetary defaults relating to the Leased Premises (except any obligation to pay an indemnification amount incurred by the Tenant under this Lease) and if there exists a non-monetary default which can be cured by a Leasehold Mortgagee, commences action and diligently proceeds to cure such default. Any such new lease shall be for the remainder of the term of this Lease and shall be upon the same terms and conditions of this Lease.

Section 22.03. Tenant's Mortgage Obligations.

Tenant hereby agrees, for the benefit and protection of Landlord, to fully and timely to perform each and every covenant and obligation under any mortgage given pursuant to this Article 22, and each and every covenant and obligation, the failure to perform which may result in acceleration of the indebtedness secured by such mortgage and/or the foreclosure thereof.

ARTICLE 23 -MISCELLANEOUS Section 23.01. Benefit of Landlord  and
Tenant.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns. Section 23.02. Governing Law.

This Lease shall be governed in accordance with the laws of the State where the Leased Premises is located.

Section 23.03. Guaranty.

In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with an Unconditional Guaranty of Lease, executed by Sterling Jewelers Inc., a Delaware corporation ("Guarantor"), in such form as i$: attached hereto and incorporated herein as Exhibit E.

Section 23.04. Examination of Lease.

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and It is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.



                              -31-
Section 23.05. Indemnification for Leasing Commissions.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay the Brokers pursuant to a separate agreement.

Section 23.06. Notices.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item K of the Basic Lease Provisions. If sent by overnight courier, the notice shall be deemed to have. been given one (I) day after sending. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 23.07. Partial Invalidity: Complete Agreement.

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant and agreed to in writing by Guarantor. In the event any change or addition to this Lease is requested, Tenant shall be solely responsible for obtaining Guarantor's consent.

Section 23.08. Financial Statements.

During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days after written request of Landlord, a copy of Tenant's most recent financial statements, prepared as of the end of Tenant's fiscal year. Such financial statements shall be certified by an authorized officer of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accou~ting principles, consistently applied.

Section 23.09. Representations and Warranties.

The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and {ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 23.10. Agency Disclosure. [Intentionally Omitted]

Section 23.11. Memorandum of Lease.

The parties agree that this Lease may not be recorded but that either party may request that the other execute a Memorandum of Lease which may be recorded. The Memorandum of Lease may be amended to reflect the addition of additional land to the Leased Premises. The parties agree to remove the Memorandum of Lease of record upon the expiration or earlier termination of this Lease.

Section 23.12. Security Deposit.

[Intentionally Omitted.]

Section 23.13. Development Common Areas.

Pursuant to the Declarations, Tenant shall pay a proportionate share of the costs of maintaining certain common areas of the Development for which Tenant or the Leased Premises benefit. Tenant's proportionate share of the costs of such maintenance shall be determined in accordance with the provisions of the Declarations.

Landlord shall construct and maintain the access drive to the Leased Premises located on Common Areas (the" Access Drive") in accordance with the Declarations. Landlord's obligations with respect to the Access Drive shall be as specifically set forth in the Declarations. Landlord may close any part of the Access Drive temporarily, at such times as to cause the least possible interruption or interference with Tenant's business, to make repairs or changes, to prevent the acquisition of public rights in such Access Drive; provided, however, in no event shall the crosshatched on the Site Plan (designated thereon and hereinafter referred to as the "Protected Area") be closed (except in the event of an emergency), and, altered or damaged in any way (including any construction thereon) without the prior reasonable consent of Tenant. In no event shall Landlord designate the Protected Area as an employee parking area or otherwise permit the Protected Area to be used for employee parking.

Section 23.14. Quiet Enjoyment.

Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing full and timely compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, free from any interference whatsoever by, from or through Landl<:>rd or anyone claiming by, from or through Landlord.

Section 23.15. Easement for Ingress and Egress.

Landlord shall and hereby does grant and convey to Tenant and to Tenant's officers, directors, partners, lenders, agents, employees, lessees, licensees, concessionaires, customers, business guests, and invitees (such persons or entities are collectively called "Permittees") a perpetual, non-exclusive easement appurtenant to the Leased Premises for vehicular and pedestrian ingress and egress, to and from the Leased Premises, over, upon, and across the driveways, exits and entrances of the adjacent Development as are more particularly identified on the Survey.

Section 23.16. Costs and Attorneys' Fees.

If Landlord or Tenant shall bring any action against the other, arising out of this Lease, the prevailing party shall be reimbursed by the other party for reasonable attorneys' fees and costs incurred in such suit, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

Section 23.17. Cooperation.

Landlord and Tenant agree to use reasonable efforts to cooperate with one another in their examination of the Leased Premises and in any municipal application process, meeting or hearing regarding zoning of the Leased Premises or permit approval for Tenant's use of the Leased Premises.

Section 23.18. Representations and Covenants of Landlord.

On the date hereof and hereafter during the Term, Landlord represents that no addition or alteration shall be made of the Development which permanently, materially, and adversely diminishes the accessibility of the Leased Premises to and from the Shared Roadway, as more particularly identified in the Declarations. The foregoing representation is a material consideration and inducement to Tenant in executing this Lease, the breach of which will cause irreparable and severe harm to Tenant. In addition, Landlord represents that it has fee simple title to the Leased Premises.

Section 23.19. Breach of Covenant by the Parties.

In the event either party fails to keep and perform any of the covenants or agreements in this Lease contained on the part of said party to be kept and performed, the non-breaching party, in addition to all other remedies now or hereafter afforded or provided by this Lease, unless otherwise specifically provided herein, at law or in equity, may, at its election, perform such covenant or agreement for or on behalf of the breaching party or make good any such default, and any amount or amounts which the non-breaching party shall advance on behalf of the breaching party shall be repaid by the breaching party to the non-breaching party on demand, together with interest thereon at the rate of twelve percent (12%) per annum from the date of such advance to the repayment thereof in full.

Section 23.20. Tenant's Continuous Use Obligation.

Anything contained in this Lease, expressly or impliedly, to the contrary notwithstanding, except as specifically provided in
Section 3.03(C), and notwithstanding the agreement herein contained for the payment by Tenant of Rent (including Substitute
Rent), as hereinbefore provided, it is specifically and expressly understood and agreed that Tenant shall be under no duty or obligation, either express or implied, to continuously conduct its business in the Leased Premises at any time during the Term after opening pursuant to Section 3.03(C). However, the right to cease to operate its business under this Section shall not affect Tenant's obligations to pay rent due hereunder or to perform all of its covenants and obligations hereunder.

Notwithstanding the foregoing, if Tenant fails for more than one hundred fifty days (150) days within any period of twelve (12) consecutive months to keep the Leased Premises open and operating, then, as Landlord's sole remedy for such failure, Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant after which all obligations of Tenant and Landlord under this Lease shall terminate and be of no further force or effect except for those which expressly survive termination. In the event Landlord terminates the Lease pursuant to this provision, then upon such termination date, Landlord shall reimburse Tenant for the unamortized costs of the Shell and the Site Work.

Section 23.21. Force Majeure.

For purposes of this Lease, force majeure shall mean a period of delay, except with respect to the payment of any monetary obligation, in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 23.22. Tenant's Continuous Use Obligation.

Landlord acknowledges and consents to the sublease of the Leased Premises to Sterling Jewelers, Inc.; provided, however, such sublease does not affect or release any obligation of Tenant under this Lease. Furthermore, Landlord's consent herein shall not constitute a consent by Landlord to any further assignments or subletting of the Leased Premises.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.



                                             LANDLORD

                                   DUKE-WEEKS REALTY LIMITED
                                   PARTNERSHIP, an Indiana
                                   limited partnership
                                   By:  Duke-Weeks Realty
                                   Corporation, Inc
                                   Its general partner

                                   By:  /s/ Michael L Myrvold
                                   Senior Vice President
                                   Retail Group

                                   TENANT:

                                   CAPTEC STER AURORA LLC
                                   An Illinois limited liability
                                   company
                                   By:  Captec Net Lease Realty Inc
                                   Its Member

                                   By /s/ Gary A Barker
                                   Printed Gary A Barker
                                   Title VP

STATE OF INDIANA  )
                  )SS
COUNTY OF MARION  )

     Before me, a Notary Public in and for said County and State, personally appeared Michael L Myrvold, by me known and by me know to be the Senior Vice President, Retail Group, of Duke-Weeks Realty Corporations, general partner of Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Net Ground Lease" on behalf of said partnership.

WITNESS my hand and Notarial Seal this 14th day of October 1999.

                         /s/ Linda Ruth Phillips
                              Notary Public

                         [notary seal]


STATE OF MI         )
                    )SS
COUNTY OF WASHTENAW )

Before me, a Notary Public in and for said County and State, personally appeared Gary A Barker by me known and by me known to be the VP of Captec Net Lease Realty Inc the sole member of Captec Ster Aurora LLC an Illinois limited liability company who acknowledged the execution of the foregoing "Net Ground Lease" on behalf of said company.

WITNESS my hand and Notarial Seal this 13 day of October 1999.

                    /s/ David A Eby Jr
                        Notary Public


                    [notary seal]